March 9, 2023

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Westwood Salient Global Real Estate Fund, Westwood Salient Select Income Fund, Westwood Broadmark Tactical Growth Fund, Westwood Salient MLP & Energy Infrastructure Fund and Westwood Broadmark Tactical Plus Fund (the Funds) (formerly Salient Global Real Estate Fund, Salient Select Income Fund, Salient Tactical Growth Fund, Salient MLP & Energy Infrastructure Fund and Salient Tactical Plus Fund (the Predecessor Funds)) and, under the date of February 24, 2022, we reported on the financial statements of the Predecessor Funds as of and for the years ended December 31, 2021 and 2020. On November 18, 2022, our appointment as independent public accountant was terminated upon reorganization of the Predecessor Funds into the Funds.

We have read the statements made by the Funds included under Item 13(a)(4) of Form N-CSR dated March 9, 2023, and we agree with such statements, except that we are not in a position to agree or disagree with the statement that the Board of Trustees approved BBD, LLP as the Funds’ independent registered public accounting firm, and we are not in a position to agree or disagree with any of the Funds’ statements in the third paragraph of this Item that BBD, LLP was not consulted concerning (i) the application of accounting principles to a specified transaction either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements or (ii) the subject of a disagreement (as defined in paragraph (a) (1) (iv) of Item 304 of Regulation S-K) or reportable events (as described in paragraph (a) (1) (v) of said Item 304).

Very truly yours,

/s/ KPMG LLP

CHANGE IN INDEPENDENT AUDITOR

KPMG LLP (“KPMG”), served as independent registered public accounting firm for the Salient Global Real Estate Fund, Salient Select Income Fund and Salient Tactical Growth Fund, a series of Forward Funds (“Predecessor Forward Funds”) reorganized to a series of Ultimus Managers Trust, Westwood Salient Global Real Estate Fund, Westwood Salient Select Income Fund and Westwood Broadmark Tactical Growth Fund and Salient MLP & Energy Infrastructure Fund and Salient Tactical Plus Fund, a series of Salient MF Trust (“Predecessor Salient MF Funds”), (combined referenced as “Predecessor Funds”) reorganized to a series of Ultimus Managers Trust, Westwood Salient MLP & Energy Infrastructure Fund and Westwood Broadmark Tactical Plus Fund, combined referenced as (the “Funds”). Effective November 18, 2022, in connection with the reorganization of each Predecessor Funds with and into the Funds, KPMG was dismissed as the independent registered public accounting firm for the Predecessor Funds. The financial statements and notes thereto incorporated by reference for the Predecessor Funds have been audited by KPMG, as indicated in their report with respect thereto, and are incorporated by reference in reliance on the authority of their report as experts in accounting and auditing. For the fiscal years ended December 31, 2021 and December 31, 2020, KPMG audit reports concerning the Predecessor Funds contained no adverse opinion or disclaimer of opinion; nor were its reports qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with its audits for the fiscal years ended December 31, 2021 and December 31, 2020 and during the subsequent interim period ended November 18, 2022, there were no disagreements between the Predecessor Funds and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the disagreements in its report on the financial statements for such periods. In addition, there were no reportable events of the kind described in Item 304(a) (1) (v)of Regulation S-K under the Securities Exchange Act of 1934, as amended.

On August 23, 2022, the Ultimus Managers Trust Board of Trustees approved BBD, LLP (“BBD”) located at 1835 Market Street, 3rd Floor, Philadelphia, PA, 19103, to serve as the independent registered public accounting firm for the Funds. During the Funds’ fiscal years ended December 31, 2021 and December 31, 2020 and during the subsequent interim period ended November 18, 2022, neither the Registrant nor anyone on its behalf consulted BBD concerning (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements or (ii) the subject of a disagreement (as defined in paragraph (a) (1) (iv) of Item 304 of Regulation S-K) or reportable events (as described in paragraph (a) (1) (v) of said Item 304).

The Predecessor Funds requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not KPMG agrees with the above statements. A copy of the letter from KPMG to the Securities and Exchange Commission is filed as an exhibit hereto.